UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 19, 2019
Date of Report (Date of earliest event reported)
CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)
(415) 829-1400
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Not applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	CSLT	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act:
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2019, Castlight Health, Inc. (the “Company”) entered into a Services Order Form 5 (the “SOF”) with Anthem, Inc. (“Anthem”), pursuant to which the Company will provide certain services to Anthem. The SOF is subject to a Software as a Service Agreement between the Company and Anthem, dated November 1, 2015, as amended (the “SaaS Agreement”).

Under the SOF, the Company will perform various services to Anthem (the “Services”), including the base technology underlying Anthem’s core care guidance offering, Engage, a health navigation platform branded by Anthem and integrated with Anthem’s own programs and benefits. For these services, Anthem will pay the Company an annual license fee as follows:

o $58,000,000 for the calendar year 2020
o $74,000,000 for the calendar year 2021
o $36,000,000 for the first six months of calendar year 2022

Anthem will also pay an additional fee for (i) each employee of Anthem’s customers in excess of 2,000,000 using certain Engage products, and (ii) each employee of Anthem’s customers using a separate health navigation service called the Essentials, in each case measured monthly. The SOF is effective from January 1, 2020 (the “Effective Date”) through June 30, 2022.

The Services under the SOF include the services that the Company has to date been providing to Anthem under various separate service order forms previously entered into under the SaaS Agreement. The Services under the SOF include substantially all of the services that the Company has to date been providing to Anthem under various separate service order forms previously entered into under the SaaS Agreement. All such previous service order forms will be superseded and replaced by the SOF as of the Effective Date, and all current services provided to Anthem will continue uninterrupted. Payments to the Company under the service order forms previously entered into under the SaaS Agreement were based on the number of end users with access to the various services or in certain cases a fixed annual fee with additional payments for users over an agreed-on threshold. As of the Effective Date, those payments will generally be replaced by the license fees discussed above.

The SaaS Agreement contains other key terms and provisions applicable to the SOF. The SaaS Agreement is subject to a one-year term that automatically renews on each one-year anniversary of its date, and additionally provides that the SaaS Agreement shall continue in effect for as long as any applicable service order form (including the SOF) is effective. The SaaS Agreement may be terminated for cause by either party under certain circumstances, including breach, insolvency or bankruptcy, or upon 180 days’ notice (except in the case of then-effective service order forms). Additionally, in the event of a change in control of the Company to certain competitors of Anthem, Anthem may terminate the SaaS Agreement (and applicable service order forms) and the Company would be required to make a one-time payment to Anthem. Concurrently with the effectiveness of the SOF, the SaaS Agreement was further amended by an Amendment 7 to the SaaS Agreement (“Amendment 7”), which aligned the service level agreements and certain other terms to the SOF.

The foregoing descriptions of the SaaS Agreement, Amendment 7 and the SOF do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each of the SaaS Agreement as amended by Amendment 7, and the SOF, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 24, 2019, the Company issued a press release announcing its results for the three months ended September 30, 2019. The press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2019, the Board of Directors of the Company determined that Will Bondurant, age 30, will be promoted to be the Company’s Chief Financial Officer, effective November 15, 2019. Concurrently with Mr. Bondurant’s appointment,

Siobhan Nolan Mangini, the Company’s current President and Chief Financial Officer, will cease to serve as its Chief Financial Officer but will remain in the President role.

Mr. Bondurant joined the Company in April 2013 and has served in a variety of finance, product and customer-facing roles in that time, including most recently as Vice President of Professional Services since July 2018. Prior to joining the Company, Mr. Bondurant worked at McKinsey & Company. Mr. Bondurant has a B.A. from University of North Carolina, Chapel Hill.

The Company intends to enter into an offer letter with Mr. Bondurant, pursuant to which Mr. Bondurant’s initial base salary as Chief Financial Officer will be $300,000 per annum. Mr. Bondurant is also eligible to participate in the Company’s annual bonus program, with a target bonus percentage of up to sixty percent (60%) of his annual base salary. In addition, subject to approval by the Company’s Compensation and Talent Committee, Mr. Bondurant will be eligible to receive a grant of restricted stock units (“RSUs”) in the amounts and on the terms to be determined by the Compensation and Talent Committee its next meeting.

Mr. Bondurant is a party to the Company’s standard form of indemnity agreement and executive severance agreement, in substantially the forms filed with the Securities and Exchange Commission on March 3, 2014, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-193840), and as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36330), respectively. There are no arrangements or understandings between Mr. Bondurant and any other persons pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Bondurant, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on October 19, 2019, the Board of Directors of the Company determined that Helen Kotchoubey, age 46, will serve the Company as its Executive Vice President, Chief Operating Officer, effective October 23, 2019. Prior to joining the Company, Ms. Kotchoubey served as chief of staff at New-York Presbyterian, Brooklyn Methodist Hospital from February 2017 to August 2018. Prior to that she served in a variety of roles at New York-Presbyterian Hospital from 2006 to January, 2017, including Vice President of IT Strategy. Ms. Kotchoubey has a BA from Amherst College and an MBA from Harvard Business School.

The Company intends to enter into an offer letter with Ms. Kotchoubey pursuant to which her initial base salary as Chief Operating Officer will be $400,000 per annum. Ms. Kotchoubey is also eligible to participate in the Company’s annual bonus program, with a target bonus percentage of up to seventy-five percent (75%) of her annual base salary. In addition, subject to approval by the Company’s Compensation and Talent Committee, Ms. Kotchoubey will be eligible to receive grants of interests in the Company’s Class B common stock with a value on the grant date of $2,100,000, half of which will be issued in RSUs and half of which will be issued in options for shares of such common stock, each of which will vest over four years with 25% vesting one year after the date of grant and the remainder vesting quarterly thereafter, provided Ms. Kotchoubey remains in continuous service on each applicable vesting date.

In connection with her appointment, Ms. Kotchoubey will be a party to the Company’s standard form of indemnity agreement and executive severance agreement, in substantially in the forms filed with the Securities and Exchange Commission on March 3, 2014, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-193840), and as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36330), respectively. There are no arrangements or understandings between Ms. Kotchoubey and any other persons pursuant to which she was appointed as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Kotchoubey, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summaries of the offer letters with Mr. Bondurant and Ms. Kotchoubey do not purport to be complete and are subject to, and qualified in their entirety by such offer letters, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, the descriptions of the Company’s form of indemnification agreement and executive severance agreement are qualified in their entirety by such agreements, as filed with the Securities and Exchange Commission on March 3, 2014, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-193840), and as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36330), respectively.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the impact of the Company’s expectations for future business and financial performance. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the Company’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this report are based on information available to the Company as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1 Software as a Service (SaaS) Agreement, by and between Anthem, Inc. and Castlight Health, Inc. as of November 1, 2015, as amended on October 19, 2019.

10.2 Service Order Form 5 to Software as a Service (SaaS) Agreement, Enterprise Services, by and between Anthem, Inc. and Castlight Health, Inc., dated October 19, 2019.

99.1 Press Release, dated October 24, 2019, entitled “Castlight Health Announces Third Quarter 2019 Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date:	October 24, 2019	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
President and Chief Financial Officer